THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                  OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.



                     PAMCO PRINTED TAPE & lABEL CO., INC.

                             AMENDED AND RESTATED
                              NON-NEGOTIABLE NOTE
                               DUE JUNE 30, 2005


$6,112,501                                                    Chicago, Illinois
                                                                  June 30, 2002


          FOR VALUE RECEIVED, the undersigned, pamco PRINTED TAPE & LABEL CO., INC. f/k/a PAMCO Holdings, Inc., a Delaware corporation (together with its successors, the "Corporation"), hereby promises to pay to the MSB FAMILY TRUST, (together with its successors and permitted assigns, the "Holder"), at the Holder's office at 295 Shadowood Lane, Northfield, Illinois 60093, the aggregate principal amount of SIX MILLION ONE HUNDRED THOUSAND FIVE HUNDRED ONE DOLLARS ($6,112,501) on the installment dates listed in Section 1.3 hereof. Certain capitalized terms are used in this Note as defined in Section
5. This Note amends, restates and replaces (i) that certain Non-Negotiable Subordinated Note dated May 20, 1994 issued by the Corporation to the Holder in the original principal amount of $2,116,000 and (ii) that certain Non-Negotiable Subordinated Note dated April 14, 1999 issued by the Corporation to the Holder in the original principal amount of $1,884,000 (collectively, the "Prior Notes"), and all outstanding and unpaid amounts payable, claims and/or other rights under the Prior Notes shall be extinguished and replaced with this Note.

          Section 1. Payment.


          1.1 Execution Payment. Upon the execution of this Note, the return of the Prior Notes to the Corporation and the acceptance of this Note by the Holder, the Corporation shall pay the Holder One Million Dollars ($1,000,000) as a payment of principal on this Note (the "Execution Payment").

         1.2 Interest. The outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to eight percent (8%) per annum from (and excluding) June 30, 2003 through (and including) the Maturity Date. Such interest shall be payable

(i) annually in arrears, with respect to each year ending on June 30 (or portion thereof) on June 30 of such year ("Interest Payment Dates"), commencing with the period ending June 30, 2004, and (ii) on the Maturity Date.

          1.3 Principal. The Corporation shall pay (i) the Execution Payment in accordance with Section 1.1, (ii) on June 30, 2003, an installment of principal on this Note equal to $1,704,167 (or such lesser principal amount then outstanding), (iii) on June 30, 2004, an installment of principal on this Note equal to $1,704,167 (or such lesser principal amount then outstanding), and (iv) on June 30, 2005, the entire then outstanding principal amount of this Note.

         1.4 Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other Amounts Payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

          Section 2. Prepayments; Suspension of Payment.

          2.1 Optional Prepayment. The Corporation shall have the right to prepay the principal amount of this Note in whole or in part at any time, or from time to time, without payment of any premium or penalty whatsoever, provided that any such principal prepayments shall be accompanied by interest accrued on such principal amount pursuant to Section 1.2 to the date of prepayment, and any such prepayment shall be applied to reduce the Corporation's principal payment obligations; provided, however, that so long as any Senior Indebtedness remains outstanding and unpaid, any commitment to provide Senior Indebtedness is outstanding, or any other amount is owing to the holders of Senior Indebtedness, this Note may not be prepaid in whole or in part, without the written consent of the holders of Senior Indebtedness.

          Section 3. Covenants. The Corporation covenants and agrees that, so long as any Amounts Payable under this Note remains unpaid:


          3.1 Information. The Corporation shall provide to the Holder, as soon as practicable and in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such fiscal year, and the related consolidated statement of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, which will include a calculation of Free Cash Flow for that fiscal year.

          3.2 Merger. The Corporation will not consolidate or merge with or into any other corporation, other than (a) the merger or consolidation of a Subsidiary with or into the Corporation, (b) the merger or consolidation of an Affiliate with or into the Corporation, (c) a merger pursuant to which the Corporation is the surviving corporation, or (d) a merger or consolidation in which the Corporation is not the surviving corporation and pursuant to which the surviving or consolidated entity assumes the Corporation's covenants and obligations under this Note.

          3.3 Sale of Assets. The Corporation will not sell or otherwise dispose of all or substantially all of its assets in a single transaction or series of related transactions to an unaffiliated third party unless (a) in connection therewith this Note is prepaid, or (b) the acquiring entity expressly assumes the Corporation's obligations under this Note. Upon the assumption by the acquiring entity of the Corporation's obligations under this Note, the Corporation shall be released and discharged from its obligations and liabilities hereunder, without the requirement of further notice or consent from the Holder, provided, however, if the acquiring entity does not have (i) a net worth (total assets less total liabilities) immediately after acquiring the assets of the Corporation that is equal to or in excess of the greater of (A) the net worth of the Corporation immediately prior to the sale or disposal or (B) $1,000,000; and (ii) a Required Ratio (as defined below) less than or equal to 4.3:1, then the Corporation shall not be released or discharged without the consent of the Holder, which consent shall not be unreasonably withheld. "Required Ratio" shall mean (x) the total of all interest bearing indebtedness for borrowed money less all Amounts Payable under this Note divided by (y) all Amounts Payable under this Note plus net worth.

          Section 4. Defaults

          4.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:


               (a) the Corporation shall fail to pay within ten Business Days of the due date thereof any principal of this Note or shall fail to pay within ten Business Days of the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within 20 days after written notice thereof has been given by the Holder to the Corporation;

               (b) the Corporation shall fail to observe or perform any covenant or agreement contained in this Note (other than those covered by clause (a) above) and the same shall not have been cured within 45 days after written notice thereof has been given by the Holder to the Corporation, provided, however, an Event of Default shall not have occurred or be continuing if efforts to cure have commenced within such 45 days and if such efforts to cure continue to be diligently pursued after expiration of such 45 day period;

               (c) the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

               (d) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Corporation under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, the Holder may, by notice to the Corporation and to the holders of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, to be, and such amounts and all other Amounts Payable shall thereupon become, due and payable on the tenth Business Day following delivery of such notice to the Corporation and to the holders of Senior Indebtedness without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Corporation; provided, that in the case of any of the Events of Default specified in paragraph (c) or (d), the entire principal and all other Amounts Payable shall immediately (and without notice) become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Corporation.

          Section 5. Definitions. For purposes of this Note, the following terms have the meanings set forth below.


          "Affiliate" means Jordan Industries, Inc. and its respective direct and indirect Subsidiaries, and any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with them.

          "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities or any other amounts due from the Corporation under this Note, and all claims against or liabilities of the Corporation in respect of this Note.

          "Business Day" means any day except a Saturday, Sunday or other days on which commercial banks in New York City are required or authorized by law to close.

          "Default" means any condition or event that constitutes an Event of Default or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Indebtedness" means any indebtedness (including, without limitation, Senior Indebtedness) whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

          "Maturity Date" means June 30, 2005.

          "Note" means this Amended and Restated Non-Negotiable Note due June 30, 2005.

          "Senior Indebtedness" shall mean the principal, interest
(including any interest accruing subsequent to an event specified in Sections 4.1(c) and 4.1(d)), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with any Indebtedness of the Corporation (including, without limitation, intercompany Indebtedness), now or herewith incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note, provided, however, in no event shall the amount of Senior Indebtedness exceed $30,000,000. Indebtedness owed to Affiliates will be Senior Indebtedness for purposes of this Note. Notwithstanding anything herein to the contrary, Senior Indebtedness shall include any payables, accrued expenses, fees or other amounts due to SPL Holdings, Inc. f/k/a J2, Inc., Jordan Industries, Inc., TJC Management Corporation or any affiliate of such entities. Notwithstanding anything herein to the contrary, none of the obligations or liabilities under or in connection with this Note shall be included in Senior Indebtedness.

          "Subsidiary" of a person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

          Section 6.   Miscellaneous.

          6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:

                  If to the Corporation to:

                           Thomas H. Quinn
                           ArborLake Centre, Suite 550
                           1751 Lake Cook Road
                           Deerfield, Illinois 60015
                           Telephone: 847-945-5591
                           Telecopier: 847-945-5698

                           and

                           John W. Jordan II
                           The John Hancock Building
                           875 N. Michigan Avenue
                           Suite 4020
                           Chicago, Illinois 60611
                           Telephone: 312-573-6400
                           Telecopier: 312-573-0457
                           with a copy to:




                           Steven L. Rist, Esq.
                           Sonnenschein Nath & Rosenthal
                           1100 Main Street, Suite 1100
                           Kansas City, Missouri 64111
                           Telephone: 816-460-2400
                           Telecopier: 816-460-2652
                           If to the Holder, to:

                           Michael S. Blechman
                           295 Shadowood Lane
                           Northfield, Illinois 60093
                           Telephone: 847-291-6646
                           Telecopier: 847-291-6787

                  with a copy to:

                           Calvin Eisenberg, Esq.
                           Eisenberg & Janger
                           77 West Wacker Drive, 46th Floor
                           Chicago, Illinois 60601-1635
                           Telephone: 312-456-7802
                           Telecopier: 312-658-5799

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

          6.2 No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in related or similar circumstances requiring such notice.

          6.3 Amendments and Waivers. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Holder.

          6.4 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and its respective successors and permitted assigns. Without the prior written consent of the Corporation and the holders of Senior Indebtedness, the Holder of this Note agrees that it will not (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, this Note or any interest therein or
(b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note. Such consent shall not be unreasonably withheld in connection with a request for an assignment involving a spouse of Michael S. Blechman or an assignee who is the mother of Michael S. Blechman or lineal descendants of the mother of Michael S. Blechman or an inter-vivos trust for the benefit of such spouse, mother or lineal descendant. Without limitation, reasonable conditions to any transfer may include the requirement for an opinion of counsel as to compliance of any requested assignment with applicable federal and state securities laws. If requested by a holder of Senior Indebtedness as part of any consent, the assignee or transferee of the Holder shall agree in writing to be bound by all of the terms of this Note. The holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

          6.5 Replacement Note. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Corporation from the Holder and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Corporation will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

          6.6 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO
SECTION 6.7, THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 6.6 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

          6.7 ARBITRATION. THE HOLDER HEREBY WAIVES AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS NOTE. THE HOLDER AGREES THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS NOTE, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS NOTE, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. THE PREVAILING PARTY IN ANY ARBITRATION PROCEEDING HEREUNDER SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND

ATTORNEYS' FEES FROM THE OTHER PARTY. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN
SECTION 6.6 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

          6.8 Payment Enforcement Cost. In the event that the Corporation shall fail to pay any other Amounts Payable hereunder pursuant to Section 4.1(a) and the Holder must bring an action against the Corporation for collection of such amounts, the Corporation agrees to pay reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Holder in connection with such collection action.

                                PAMCO PRINTED TAPE & lABEL CO., INC.



                                By:
                                   -------------------------------------------
                                   Thomas C. Spielberger
                                   Assistant Secretary and Vice President


Agreed and Accepted this ___ day of
August, 2002.

MSB FAMILY TRUST



By:
   -----------------------------------------
        Michael S. Blechman
        Trustee